Exhibit 10.4

LEASE TERMINATION AGREEMENT AND RELEASE
This Lease Termination Agreement and Release (“Agreement”), dated for reference purposes as of February 17, 2012, is entered into by and between Sunroad Centrum Office I, L.P., a California limited partnership (“Landlord”), and Bridgepoint Education, Inc., a Delaware corporation (“Tenant”).
F A C T S
A.Landlord and Tenant entered into that certain Standard Form Mode of Modified Gross Office Lease dated October __ (sic), 2010 (the “Initial Lease”) pursuant to which Landlord agreed to cause to be constructed and to lease to Tenant, and Tenant agreed to lease from Landlord certain premises (“Premises”) commonly known as the entire first (1st) through eighth (8th) floors of the to be constructed Building sometimes referred to as Building II in the Sunroad Centrum Project in San Diego, California.
B.    The Initial Lease was modified by that certain First Amendment to Lease dated September 27, 2011 (“First Amendment”). The Initial Lease as modified by the First Amendment is referred herein as the “Lease.”
C.    Landlord and Tenant have agreed to terminate the Lease on the terms and conditions set forth below.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
1.    Effective Date. This Agreement is effective upon its full execution and delivery.
2.    Termination of Lease. The Lease shall be deemed terminated at 11:59 p.m. on December 31, 2011 (the “Termination Date”).
3.    Delivery of Possession. The Building has not been constructed and Tenant has not taken possession. Tenant shall no longer have the right to possession of the Premises or to have access to the Premises. The parties acknowledge that Tenant has no personal property at the Premises to be removed.
4.    No Termination Payment. The parties acknowledge and agree that no payments of Basic Monthly Rent or any other monetary obligations on behalf of Tenant have accrued under the Lease. The Parties acknowledge and agree that there shall be no termination Payment due by either party related to this Agreement. In order to allow each of them certainty with respect to their future plans, the parties have determined that it is mutually beneficial to terminate the Lease.
5.    Security Deposit. Landlord acknowledges that Tenant has provided it with a security deposit as required in the Lease. Landlord shall within five (5) business days after the full execution and delivery hereof either refund the security deposit to Tenant or, at

Landlord’s election, give Tenant a credit towards other amounts due to Landlord by Tenant in an amount equal to the security deposit.
6.    Initial Payment Amount. Landlord acknowledges that Tenant has provided it with advance payment of the first month’s Basic Monthly Rent in accordance with the terms of the Lease. Landlord shall within five (5) business days after the full execution and delivery hereof either return to Tenant said amount and any other amounts of Tenant’s funds held by Landlord or, at Landlord’s election, give Tenant a credit towards others amounts due to Landlord by Tenant in an amount equal to said amount plus any other amounts of Tenant’s funds held by Landlord.
7.    No Subtenancies. Tenant represents and warrants that Tenant has not subleased all or any portion of the Premises to any person or entity and that Tenant has not assigned the Lease.
8.    Surviving Provisions. The parties acknowledge and agree that the terms and conditions of the Lease which expressly survive the termination or earlier expiration thereof, such as the indemnity obligations of the parties thereunder, shall survive the termination contemplated hereunder.
9.    Release of Landlord. As of the Termination Date, Tenant, for itself and for its affiliated corporations, limited liability companies and partnerships, officers, directors, shareholders, agents, representatives, employees, attorneys, shareholders, successors in interest, personal representatives, heirs, assigns and each of them, absolutely, fully and forever releases and discharges Landlord and Landlord’s property manager and their respective members, officers, partners, agents, representatives, employees, servants, attorneys, successors in interest, assigns and each of them, whether past, present or future, of and from any and all claims, demands, liabilities, obligations, losses, controversies, costs, expenses, attorneys' fees and damages of every kind, nature, character or description whatsoever, whether in law or in equity, and whether known or unknown, suspected or unsuspected, arising out of, connected with, or in any way related to the Lease or Tenant's occupation of the Premises, or the termination of the Lease. Tenant acknowledges and agrees that the release set forth above applies to all claims relating to the Lease whether those claims are known or unknown, foreseen or unforeseen. Tenant hereby waives application of California Civil Code Section 1542 which reads as follows:
“A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him, must have materially affected his settlement with the debtor.”
10.    Release of Tenant. Subject to the performance by Tenant of all of its obligations under this Agreement (none of which are released by this section), as of the Termination Date, Landlord, for itself and for its affiliated corporations, limited liability companies and partnerships, members, officers, agents, representatives, employees, attorneys, shareholders, successors in interest, personal representatives, heirs, assigns and each of them, absolutely, fully and forever releases and discharges Tenant and their officers, directors, shareholders, agents, representatives, employees, servants, attorneys, successors in interest, assigns and each of them, whether past, present or future, of and from any and all claims, demands, liabilities, obligations, losses, controversies, costs, expenses, attorneys' fees and damages of every kind, nature, character or description whatsoever, whether in law or in equity, and whether known or unknown, suspected or unsuspected, arising out of, connected with, or in any way related to the Lease, Tenant's occupation of the Premises, or the termination of the Lease. Subject to the performance by Tenant of all of its obligations under this Agreement, Landlord acknowledges and agrees that the release set forth above applies to all claims relating to the Lease whether those claims are known or unknown, foreseen or unforeseen. Landlord hereby waives application of California Civil Code Section 1542 which reads as follows:
“A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him, must have materially affected his settlement with the debtor.”
11.    General. The persons executing this Agreement on behalf of the parties hereto represent and warrant that they have the authority to execute this Agreement on behalf of said parties and that said parties have authority to enter into this Agreement. Landlord's obligations under this Agreement are conditioned and contingent upon the performance by Tenant of all of its obligations under this Agreement. This condition is for the sole benefit of Landlord and may be waived by Landlord at any time upon written notice to Tenant. Landlord and Tenant acknowledge that they have received independent legal advice from their attorneys with respect to the advisability of executing this Agreement. If a party files a legal action to enforce this Agreement, the prevailing party in such action shall be entitled to recover all of its attorneys' fees and costs. This Agreement contains the entire agreement between the parties and may only be modified or amended by a writing signed by all parties. This Agreement is entered into and shall be construed and interpreted in accordance with the laws of the State of California without reference to principles of conflicts of law. The parties hereto represent and warrant that they have not transferred or otherwise assigned, either by contract or operation of law, any of the claims released under this Agreement.
12.    Counterparts, Facsimiles and Electronic Signature. This Agreement may be executed in one or more counterparts, which shall be deemed effective upon full execution of this Agreement by all parties. Each counterpart shall be deemed an original, but all of which together shall constitute one and the same instrument and agreement. In addition, a copy of this Agreement executed by a party hereto and telecopied to the other party shall be deemed to constitute delivery of an originally executed copy of this Agreement to the other party. A facsimile or electronic signature shall be enforceable to the same extent as an original signature.
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IN WITNESS WHEREOF, the parties hereby execute this Agreement.

LANDLORD: Sunroad Centrum Office I, L.P., a California limited partnership By: Sunroad Asset Management, Inc. a California corporation By: /s/ Dan Feldman Dan Feldman Its: President	TENANT: Bridgepoint Education, Inc., a Delaware corporation By: /s/ Daniel J. Devine Daniel J. Devine Its: Chief Financial Officer